SEC FILE NO: 333-115776

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                         AMENDMENT NO. 2

                                FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            THAI ONE ON, INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Nevada                   5812           20-0815369
 ---------------------------  ---------------     -------------
(State or other jurisdiction (Primary Standard   (IRS Employer
    of incorporation or          Industrial      Identification No.)
      organization)            Classification
                                Code Number)

                    29, Jalan USJ 10/1F, Subang Jaya
                            Selangor, Malaysia
                               662-255-2575
   ----------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        David Knapfel, Secretary
                          19 USJ 16/2J
                         Subang Jaya, Selangor
                          47630 Malaysia
                       Domestic Fax 240-384-5917
--------------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.


                  CALCULATION OF REGISTRATION FEE
                  -------------------------------
                               Proposed     Proposed
                               Offering     Maximum       Amount of
Title of          Amount       Price        Aggregate     Registration
each Class        to be        per Share    Offering      Fee (1)
of Securities     Registered   (4)          Amount
to be
Registered(2)(3)
-----------------------------------------------------------------------
Common Stock   3,800,000  $ .05       $190,000       $  126.70
-----------------------------------------------------------------------

(1)  Registration fee has been paid via Fedwire.

(2) We intend to offer a minimum of 1,200,000 shares of our common stock (the "Shares") up to a maximum of 3,800,000 Shares. We will establish a separate bank account and all proceeds will be deposited into said account until such time as the minimum subscription, or $60,000 is raised, at which time the funds will be transferred to our business account for use in operations. In the event we do not raise the minimum proceeds before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest.

(3) This is an initial offering and no current trading market exists for our common stock. The average price paid for the currently issued and outstanding common stock was $.005 per share.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).


























                               2








                              PROSPECTUS

                           THAI ONE ON, INC.
             1,200,000 shares of common stock (Minimum Offering)
             3,800,000 shares of common stock (Maximum Offering)
                              $.05 Per Share

This is the initial offering of common stock of Thai One On, Inc. and no public market currently exists for these shares. Thai One On, Inc. is offering for sale a minimum of 1,200,000, up to a maximum of 3,800,000 shares of its common stock on a "self-underwritten" basis, which means our officers and directors will attempt to sell the shares. The shares will be offered at a fixed price of $.05 per share for a period of 180 days from the date of this prospectus, and may be extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased. We will establish a  separate bank  account and all proceeds will be deposited into said account until such time as the minimum subscription of $60,000 is raised, at which time the funds will be transferred to our business account for use in our operations. In the event we do not raise the minimum proceeds before the expiration date of the offering, all funds raised will be returned
promptly to the subscribers without deductions or interest.   See "Use of
Proceeds" and "Plan of Distribution".

Thai One On, Inc. is a development stage, start up company, and any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE "RISK FACTORS" SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.
------------------------------------------------------------------------
                            Public     Underwriting   Proceeds to
                            Offering   or Sales       Thai One On, Inc.
                            Price      Commissions
------------------------------------------------------------------------
Common Stock (1)
Total Offering -
  Minimum Offering (2)      $.05        $     0           $    60,000
  Maximum Offering          $.05        $     0           $   190,000
------------------------------------------------------------------------
(1) As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our shares will ever develop.

(2) The proceeds to the Company are shown before deduction for legal, accounting, printing, and other expenses, estimated at $5,000. See "Use of Proceeds" and "Dilution".

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, Dated          , 2004


                          (OUTSIDE BACK COVER)





                            TABLE OF CONTENTS

                                                             Page  No.
SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . .  . . . . . . 5
     Information about Our Company. . . . . . . . . . .. . . .   . .5
     The Offering . . . . . . . . . . . . . . . . . . .. . . . . . .5
RISK FACTORS . . . . . . . . . . . . . . . . . . . . .  . . . . . . 6
RISKS ASSOCIATED WITH OUR COMPANY. . . . . . . . . . .. . . . . . . 6
RISKS ASSOCIATED WITH THIS OFFERING . . . . . . . . . .. . . . . . 10
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . .  . . . . . .11
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . .  . . . . . .12
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES. . . . .  . . . . . .12
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . .  . . . . . .14
     Terms of the Offering . . . . . . . . . . . . . .  . . . . . .14
     Procedure for Subscribing . . . . . . . . . . . .  . . . . . .14
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . .. . . . . . 15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS . . . 15
      Background Information about Our Officers and Directors. . . 15
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . .  . . .17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . 18
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . .. . .18
      Common Stock . . . . . . . . . . . . . . . . . . . . . .. . .18
      Non-cumulative Voting. . . . . . . . . . . . . . . . . .. . .19
      Cash Dividends . . . . . . . . . . . . . . . . . . . . .. . .19
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .. . .19
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . .  20
     General Information . . . . . . . . . . . . . . . . . . .. .  20
     Overview of our Proposed Operations . . . . . . . . . . .. .  20
     The Khanom Jeen Concept and Strategy  . . . . . . . . . .. .  21
     Food Preparation and Delivery . . . . . . . . . . . . . .. .  22
     Plan of Operation; Milestones . . . . . . . . . . . . . .. .  22
     Operations, Management and Employees  . . . . . . . . . .. .  23
     Marketing and Promotion . . . . . . . . . . . . . . . . .. .  24
     Suppliers and Raw Materials . . . . . . . .. . . . . . . . .  25
     Patents and Trademarks. . . . . . . . . . . . . . . . . .. .  25
     Competition . . . . . . . . . . . . . . . . . . . . . . .. .  25
     Government and Industry Regulation. . . . . . . . . . . .. .  26
     Employees and Employment Agreements . . . . . . . . . . .. .  26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . 26
     Proposed Milestones to Implement Business Operations . . . . .27
DESCRIPTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . 27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . 28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . . . . . 28
EXPERTS AND LEGAL COUNSEL. . . . . . . . . . . . . . . . . . . . . 30
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . .. . . . . 31
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . 31


                DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          THAI ONE ON, INC.
                 29, Jalan USJ 10/1F, Subang Jaya
                        Selangor, Malaysia
                      Telephone: 662-255-2575

                        SUMMARY OF PROSPECTUS
                        =====================

General Information about Our Company
-------------------------------------
Thai One On, Inc. was incorporated in the State of Nevada on March 3, 2004.
We were formed to be the holding company of a Malaysian wholly-owned subsidiary which is developing and operating restaurants called "Khanom Jeen" in Malaysia. On June 21, 2004, we opened our first location in Taipan, Selangor, Malaysia through our wholly owned-subsidiary, a corporation formed in Malaysia on January 1, 2004 under the name Chinadoll, Inc. Sdn. Bhd. On March 30, 2004, the name of the subsidiary corporation was changed to Thai Pasta Enterprise Inc. We have generated only minimal revenues to date; we been issued a "substantial doubt" going concern opinion from our auditors;
and our only asset is our cash in the bank, consisting of $5,000 in cash generated from the issuance of shares to our founders and the balance of proceeds from a bridge loan made by David Knapfel, an officer and director, to enable us to commence operations and open our first location prior to completion of this offering. The loan will be repaid from the proceeds of this offering at no interest. Please see the "Certain Relationships and Related Transactions" section on page 27 for complete details of the bridge loan.

 We are planning to open additional restaurants if the first location is successful and when revenues are sufficient to support expansion. We will try to locate all of our restaurants within a one-hour drive of our current business operations in Taipan, Selangor, Malaysia.

Our administrative offices are located on the premises of our first restaurant in Taipan, Selangor, Malaysia, which we lease from an unrelated third party. Our registered statutory office is located at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701. Our fiscal year end is
December 31.

The Offering
------------
Following is a brief summary of this offering. Please see the Plan of Distribution; Terms of the Offering section for a more detailed description of the terms of the offering.

Securities Being Offered             A minimum of 1,200,000 and up to
                                     a maximum of 3,800,000 Shares of
                                     common stock, par value $.001.

Offering Price per Share             $.05

Offering Period                      The shares are being offered for a
                                     period not to exceed 180 days,
                                     unless extended by our Board of
                                     Directors for an additional 90 days.
                                     In the event we do not raise the minimum proceeds before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest.

Net Proceeds to Our Company          $ 55,000 (Minimum Offering)
                                     $185,000 (Maximum Offering)

Use of Proceeds                      We intend to use the proceeds to
                                     pay for offering expenses and to
                                     generally implement and expand our
                                     business operations.

Number of Shares
Outstanding Before
the Offering:                        1,000,000

Number of Shares
Outstanding
After the Offering:                  2,200,000 (minimum offering)
                                     4,800,000 (maximum offering)


Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.


                            RISK  FACTORS
                            =============
An investment in these securities involves an exceptionally high degree
Of risk and is extremely speculative in nature. In addition to the other information regarding our company contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:
==================================
Since we are a development stage company, have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.
-----------------------------------------------------------------------
Our company was incorporated in March 2004; we have just recently opened our first restaurant; and we have not yet realized any revenues. We have only a limited operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive restaurant industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract and retain customers for our restaurants, while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our restaurants. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our restaurants or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering. See the Description of Our
Business section on page 18.

We do not have substantial assets and are totally dependent upon the proceeds of this offering to implement our proposed business plans.
----------------------------------------------------------------------
The only cash currently have available is the cash paid by our founders for the acquisition of their shares and the balance of proceeds of a bridge loan
we received from David Knapfel, an officer and director.   We estimate that
total expenses for the year following the completion of this offering will be approximately $55,000 (92%) of the total minimum proceeds from this offering, which will only allow us to open one restaurant, or $175,000 (92%) of the total maximum proceeds, which will allow us to complete the opening of additional restaurant locations. In the event we do not raise the maximum amount of this offering, there can be no assurance that we can raise the additional funding needed to fully implement our business plans and open additional locations or that unanticipated costs will not increase the allocation to the total expenses for the year following the completion of this offering.
Our auditors have expressed substantial doubt as to our ability to continue as a going concern. See the Description of Our Business section on page 18.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed.
-----------------------------------------------------------------------
Other than the shares offered by this prospectus no other source of capital has been has been identified or sought. As a result we do not have alternate source of funds should we fail to substantially complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring this capital may result in dilution and the resultant lessening of value of the shares of present stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

1. abandon our business plans, cease operations and go out of business;
2.   continue to seek alternative and acceptable sources of capital;
3. bring in additional capital that may result in a change of control; or
4. identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. There can no assurances that the maximum capital raised in this offering will be sufficient to fund our business plans or that we will be profitable as a result and therefore, you could lose your investment. See the Description of Our Business section on page 18.

We cannot predict when or if we will produce revenues, which could result in a total loss of your investment if we are unsuccessful in our business plans.
--------------------------------------------------------------------
We just opened our first restaurant on June 21, 2004 and have not yet realized any substantial revenues from operations. In order for us to continue with our plans and open additional restaurants, we must raise our initial capital to do so though this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.
See the Description of Our Business section on page 18.

We may be delayed in or unable to comply with government, environmental and other laws, rules and regulation related to our business operations which would severely impact our business plans and possible revenues.
-----------------------------------------------------------------------
Our restaurant operations will be subject to extensive laws, rules and regulations. Various governmental permits are required and we are not assured of receiving such permits as and when we need them for our operations, if at all. In addition, existing, as well as future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the opening of our restaurants. The extent to which future legislation and/or regulations might affect our operations cannot be predicted. There is no assurance environmental, health or safety standards more stringent than those presently in effect will not be enacted, any of which could adversely affect our proposed business plans and result in the closure of our restaurants and loss of your investment. See the Description of Our Business section on page 18.

We must be able to attract and retain key personnel to staff our restaurants.
-----------------------------------------------------------------
Our business operations will be highly dependent upon our ability to attract and maintain key employees and management personnel with experience in the restaurant business. The process of hiring employees with the combination of skills and attributes required to carry out our business plan is extremely competitive and time-consuming. We cannot guarantee that we will be able to identify and/or hire qualified personnel as and when they are needed for our operations. The loss of the services of key personnel, or the inability to attract qualified personnel, could result in a loss of customers and/or revenues, thereby decreasing the value of your investment. See the Description of Our Business section on page 18.

The restaurant industry is highly competitive and if our theme-type restaurants are not well received and/or successful, we may be unable to generate revenues, which could result in a total loss of your investment.
-----------------------------------------------------------------
The restaurant industry is highly competitive with respect to price, service, quality and location and, as a result, has a high failure rate. There are numerous well-established competitors, including national, regional and local restaurant chains, possessing substantially greater financial, marketing, personnel and other resources than our company. There can be no assurance that we will be able to respond to various competitive factors affecting the restaurant industry. The restaurant industry is also generally affected by changes in consumer preferences, national, regional and local economic conditions and demographic trends. The performance of restaurant facilities may also be affected by factors such as traffic patterns, demographic considerations, and the type, number and location of competing facilities. In addition, factors such as inflation, increased labor and employee benefit costs and a lack of availability of experienced management and hourly employees may also adversely affect the restaurant industry in general and our restaurants in particular. Restaurant operating costs are further affected by increases in the minimum hourly wage, unemployment tax rates and similar matters over which we have no control. Finally, by the nature of our business, we will be subject to potential liability from serving contaminated or improperly prepared foods.
See the Description of Our Business section on page 18.

We are seeking to enter into long-term, non-cancelable leases; however, one unsuccessful location could severely impact our revenues from other locations.
-----------------------------------------------------------------------
In carrying out our plan to develop, own and operate theme restaurants, we will attempt to enter into leases that are non-cancelable and range in term from 3 to 5 years. Any right to sublet or assignment will generally require prior approval of the landlord. If a restaurant location does not perform at a profitable level, and the decision is made to close the location, we could still be committed to perform our obligations under the lease terms, which would include, among other things, payment of the base rent for the balance of the respective lease term. If such a location closing were to occur at one of our locations and we were unable to sublet the premises, we would lose a location without necessarily receiving an adequate return on our investment. Any such loss could severely impact our revenues from other locations, thereby decreasing our overall net profits, resulting in a loss of the value of any shares you purchase in this offering. See the Description of Our Business section on page 18.

 Our business operations could be severely impacted or shut down as a result of political or economic instability and/or terrorist activities, which could result in a total loss of any investment you make in our shares.
--------------------------------------------------------------------
The terrorist situation in southern Thailand has worsened, with 112 alleged Islamic militants killed by Thai security forces in late April. The risk of this spilling over into Malaysia's northern states is exacerbated by the very porous border between the two countries. Tight control by the government helps to limit internal interracial tensions, however, any terrorist or threatened terrorist activities in or near our restaurant could severely restrict our business operations and reduce possible revenues.

Any adverse changes to the current economy, political climate, currency, environment for foreign businesses or security could result in the closure of our restaurant and loss of revenues, which would result in a total loss of your investment.

We are subject to the many risks of doing business internationally, including but not limited to the difficulty of enforcing liabilities in foreign jurisdictions.
--------------------------------------------------------------------
We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we are registered as a foreign corporation doing business in Malaysia and are subject to the local laws of Malaysia governing investors ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Malaysian courts having jurisdiction without reexamination of the merits of the case.

Since all of our officers and directors, and certain experts named in this prospectus, reside outside the United States, substantially all or a portion of the assets of each are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised that, based on the political climate in Malaysia, there is doubt as to the enforceability of judgments obtained in U.S. Courts.

RISKS  ASSOCIATED  WITH  THIS  OFFERING:
=======================================
Buying low-priced penny stocks is very risky and speculative.
-----------------------------------------------------------------
The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 12.

We are selling this offering without an underwriter and may be unable to sell any shares.
---------------------------------------------------------------------
This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. We will hold investment meetings and invite our friends, acquaintances and relatives in an effort to sell the shares to them; however, there is no guarantee that we will be able to sell any of the shares. In the event we are unable to sell most of the shares in this offering, we will be forced to reduce our proposed business operations until such time as additional monies can be obtained, either through loans or financings. See the Plan of Distribution section on page 12.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.
-------------------------------------------------------------------------
There is presently no demand for our common stock. There is presently no public market for the shares being offered in this prospectus. While we do intend to apply for quotation in the Over-the-Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment. See the Plan of Distribution section on page 12.

You will incur immediate and substantial dilution of the price you pay for your shares.
--------------------------------------------------------------------------
Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.05 you pay for them. If we raise the minimum offering, the net tangible book value of your shares will be $.022 per share and if we raise the maximum offering, the net tangible book value of your shares will be $.037 immediately after the offering. See the Dilution of the Price You Pay For Your Shares section on page 11.

                            USE OF PROCEEDS
                            ===============
We have estimated the net proceeds from this offering to be $60,000, assuming a minimum subscription, or $190,000, assuming all shares are sold, which we can't guarantee. We expect to disburse the proceeds from this offering in the priority set forth below, during the first 12 months after successful completion of this offering:

                                                   Minimum     Maximum
                                                   Offering    Offering
                                                   --------    --------
Total Proceeds                                    $  60,000   $ 190,000
Less: Estimated Offering Expenses                     5,000       5,000
                                                  ---------    --------
Proceeds to Us:                                   $  55,000     185,000
                                                 ---------    ---------
Repayment of Loan (1)(2)                          $  40,000   $  40,000
Rent and Utilities                                    5,000      58,500
Leasehold Improvements                                    -       8,000
Food costs                                                -       5,000
Supplies                                                  -       4,000
Equipment                                                 -      15,000
Wages and Salaries                                    5,000      27,000
Accounting and Legal                                      -      10,000
Advertising and Marketing                                 -       5,000
Delivery Expense (3)                                      -       2,500
Working Capital                                       5,000      10,000
                                                  ---------   ---------
  Total Net Proceeds                              $  55,000(2)$ 185,000

   (1)The Use of Proceeds has been adjusted to reflect the amounts expended or to be expended from the proceeds of the $40,000 bridge loan, which will be repaid in full upon completion of this offering.

(2)To date, approximately $32,800 of the $40,000 bridge loan has been expended as follows:

               Rent and utilities                 $8,200
               Leasehold improvements              6,800
               Food, supplies and equipment       15,000
               Wages and salaries                  5,000
               Accounting and legal                2,500
               Advertising and marketing           2,500

    We expect to spend the approximately $7,200 balance of the bridge loan as follows:

               Rent and utilities                 $3,000
               Wages and salaries                  2,000
               Accounting and legal                1,200
               Advertising and marketing           1,000


 (3) Delivery expense constitutes the lease expense for a truck to deliver food and supplies to additional restaurants from our main location.

                   DETERMINATION OF OFFERING PRICE
                   -------------------------------
The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.


             DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
             =============================================
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2004, the net tangible book value of our shares was ($6,015), or approximately ($.006) per share, based upon 1,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering, other than that resulting from the sale of the minimum (maximum) Shares and receipt of the net proceeds of $60,000 ($190,000), less offering expenses of $5,000, the net tangible book value of the 2,200,000 shares to be outstanding, assuming a minimum subscription, will be $48,985, or approximately $.022 per Share. If the maximum number of Shares are sold, of which there can be no guarantee, the net tangible book value of the 4,800,000 shares to be outstanding would be $178,985, or approximately $.037 per share. Accordingly, the net tangible book value of the shares held by our existing stockholders (1,000,000 shares) will be increased by $.028 per share, assuming a minimum subscription, or $.043 per share, assuming a maximum subscription, without any additional investment on their part. The purchasers of Shares in this Offering will incur immediate dilution (a reduction in net tangible book value per share from the offering price of $.05 per Share) of $.028 per share if we only sell the minimum number of shares in this offering or $.013 per share if we sell the maximum amount. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.022 per share, assuming a minimum subscription, or $.037, assuming a maximum subscription, reflecting an immediate reduction in the $.05 price per share they paid for their shares.

After completion of the sale of the minimum number of shares in this offering, the new shareholders will own approximately 55% of the total number of shares then outstanding, for which they will have made a cash investment of $60,000, or $.05 per Share. Upon completion of the sale of the maximum number of Shares in this offering, the new shareholders will own approximately 79% of the total number of shares then outstanding, for which they will have made a cash investment of $190,000, or $.05 per Share.

The following table illustrates the per share dilution to new investors, assuming both the minimum and maximum number of shares being offered, and does not give any effect to the results of any operations subsequent to March 31, 2004 or the date of this prospectus:

                                                     Minimum   Maximum
                                                     Offering  Offering
                                                     --------  --------
Public Offering Price per Share                     $   .05     $  .05
Net Tangible Book Value prior to this Offering   $   .006    $ .006
Net Tangible Book Value After Offering           $   .022    $ .037
Immediate Dilution per Share to New Investors    $   .028    $ .013

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

                                                       Total
               Price       Number of     Percent of    Consideration
               Per Share   Shares Held   Ownership     Paid
               ---------   -----------   ----------    -------------
Existing
Stockholders   $ .005       1,000,000       45%       $  5,000

Investors in
This Offering
(Minimum)      $ .05        1,200,000       55%       $ 60,000

Investors in
This Offering
(Maximum)      $ .05        3,800,000       79%       $190,000

                         PLAN OF DISTRIBUTION
                         --------------------
This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.

Evon Au, Au E-Mun and David Knapfel, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering
---------------------
The Shares will be sold at the fixed price of $.05 per Share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

Because this is a minimum/maximum offering, all monies collected for subscriptions will be held in a separate bank account until the minimum number of shares are sold and $60,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. The offering will then continue until the maximum offering is sold and the total of $190,000 is received, or the offering expires, whichever first occurs. Once the maximum amount has been raised, all funds collected up to the maximum will be deposited directly into our operating bank account for use in operations. In the event the minimum offering amount is not sold prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

Procedures for Subscribing
--------------------------
If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Thai One On, Inc.

                         LEGAL  PROCEEDINGS
                         ==================
We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.


         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
         ============================================================
Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address             Age             Position(s)
-----------------            ---             -----------
Evon Au (1)(2)               30              President, CEO and
No. 29, Jalan USJ 10/1F                     Chairman of the Board
Subang Jaya
Selangor 47630 Malaysia


                                 14




Au (Alicia) E-Mun (2)        27              Treasurer, CFO and
17 USJ 16/2P		                      Director
Subang Jaya
Selangor 47630 Malaysia

David Knapfel                32              Secretary and Director
 19 USJ 16/2J	                      Director
Subang Jaya
Selangor 47630 Malaysia

Evelyn Au                    28              Director of Subsidiary Only
No. 29, Jalan USJ 10/1F
Subang Jaya
Selangor 47630 Malaysia

The persons named above have held their offices/positions since inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons.

(1)	Evon Au and Evelyn Au are sisters.

(2)	Au E-Mun, Evon Au  and Dave Knapfel are all  residents
       of Malaysia and are operating and managing the restaurant.

Background Information about Our Officers and Directors
-------------------------------------------------------
Evon Au has been the President, CEO, and a Director of our company and its wholly-owned Subsidiary, since inception. From
February 2004 to March 2004, she was co-founder of Chinadoll Inc., a privately-held Malaysian corporation which never conducted any type of business operations in Malaysia. In March 2004, Ms. E-Mun assigned all of her right, title and interest in Chinadoll to Thai
One On, Inc. We changed the company's name to Thai Pasta Enterprise
Sdn. Bdh. and it is our wholly-owned operating subsidiary in Malaysia. From December 2000 to January 2004, she was a freelance Food and Beverage Consultant in Bangkok, Thailand. From April 2000 to December 2000, she was a Project Development Consultant for Retro, a theme based bar and restaurant located in Bangkok, Thailand. From January 1999 to March 2000, she was a Project Development Manager/Operations Manager/ Marketing Manager for Q Bar, a New York style bar in Bangkok, Thailand. From 1998 to 1999, she was a Food, Beverages Marketing, and Project Development Manager for Samui Euphoria resort, a resort hotel located in Koh Samui, Thailand. From 1997 to 1998, she was the Marketing and Operations Manager for Le Maschere, a theme-based restaurant in Kuala Lumpur, Malaysia. From 1997 to 1998, she also held the position of Marketing Manager for Joint Venture Inspiration Hub, an up-market brasserie located in Kuala Lumpur, Malaysia. From 1997 to 1998, she also held the position of Director of Operations for The Hub - Excel Murni Sdn. Bhd., an up-market Wine Bistro located in Damansara, Kuala Lumpur, Malaysia. In 1997, she held the position of Operations and Marketing Manager for Echo Jazz Bar and Restaurant located in Bangsar, Kuala Lumpur, Malaysia. From 1990 to 1993, she held various management positions in theme restaurants located in Melbourne, Australia. Ms. Au attended The Royal Melbourne Institute of Technology in Melbourne, Australia where she graduated with a Bachelors degree in Industrial Design in April 1996. She also attended Mowbray College, Melton, Melbourne Australia, where she graduated with a Diploma in Art and Design in 1992. Evon Au is the sister of Evelyn Au, a Director of the wholly-owned Subsidiary . Ms. Au devotes full-time to our business.

Au (Alicia) E-Mun has been the Treasurer, CFO, and a Director of our company and its wholly-owned Subsidiary since inception. From
February 2004 to March 2004, she was co-founder of Chinadoll Inc., a privately-held Malaysian corporation which never conducted any type of business operations in Malaysia. In March 2004, Ms. E-Mun assigned all of her right, title and interest in Chinadoll to Thai
One On, Inc. We changed the company's name to Thai Pasta Enterprise
Sdn. Bdh. and it is our wholly-owned operating subsidiary in Malaysia. February 2003 to March 2004, she was an Account Manager with LexisNexis, a worldwide Internet market research and information company. Ms.
E-Mun worked from the Kuala Lumpur, Malaysia office. From January 2001 to February 2003, she held the position of Business Applications Consultant with LexisNexis, and from April 2000 to December 2000, she was part of the pre-opening team and performed the role of Customer Support for LexisNexis. From December 1998 to January 1999, she held the position of Accounts Analyst/Research Associate with Mount & Nadler located in New York, NY. Ms. E-Mun attended Western Michigan University, Kalamazoo, MI, where she graduated with a Bachelors degree in Public Relations and Philosophy in April 1996. Ms. E-Mun devotes full time to our business.

David Knapfel has been the Secretary and a Director of our company and its wholly-owned Subsidiary since inception. From April 2003 to present, Mr Knapfel has been the Secretary and a Director of Sockeye Seafood, Inc., a company involved in exporting seafood from North
America to Asia where he operates out of Bangkok, Thailand. From August 2001 to March 2003, Mr. Knapfel was the owner of Touchwood Co., Ltd., a retailer and wholesaler dealing in the restoration and exportation of SE Asian antique furniture located in Bangkok, Thailand. From July 2002 to August 15, 2003, he was an officer, director and principal shareholder of 4forGolf, Inc., a Nevada corporation engaged in the online golf reservations business. The company's business plans were unsuccessful;
the company was merged and changed its name to Tricell, Inc. Mr. Knapfel resigned in August 2003. From April 1999 to August 2001, he was the owner of Dogma.com Co., Ltd., a company specializing in print and internet graphic design. From April 1997 to April 1999, he worked as a freelance print and Internet graphic designer. He attended the British Columbia Institute of Technology in Burnaby, BC and graduated with a Diploma in Technology, Building Economics & Design in April 1997. Mr. Knapfel currently devotes part time on an as needed basis to our business, which generally amounts to about 5 hours per week.

Evelyn Au has been a Director of our wholly-owned Subsidiary since
inception.   From February 2004 to March 2004, she was co-founder
of Chinadoll Inc., a privately-held Malaysian corporation which never conducted any type of business operations. In March 2004, Ms. Au assigned all of her right, title and interest in Chinadoll to Thai
One On, Inc. We changed the company's name to Thai Pasta Enterprise
Sdn. Bdh. and it is our wholly-owned operating subsidiary in Malaysia. Since April 2004, she has been a stay-at-home mother. From
August 2002 to April 2004, she was employed as a Research Consultant for ExecSelect Sdn Bhd, an executive recruitment agency in Kuala Lumpur. From July 2001 to August 2002, she was unemployed during and after the birth of her son. From July 1997 to July 2001, she was a Research Executive for Transearch Wendy Lau Sdn Bhd, an executive recruiting agency in Kuala Lumpur. Ms. Au attended the University of Ballarat in Ballarat, Victoria, Australia and graduated in July 1994 with a BA Degree in Information Management. She is the sister of Evon Au, an officer and director of both Thai One On, Inc. and the wholly-owned Subsidiary, Thai Pasta Enterprise Sdn Bhd. Evelyn Au does not currently devote any time to our business; however, if needed, she would help out occasionally.

                      EXECUTIVE COMPENSATION
                      ----------------------
Currently, the only officer and/or director being compensated for her services is Au E-Mun, who receives a salary of $538 US per month. Ms. E-Mun's salary will increase by 500 ringgit or $132 US for each new location that is opened. Evon Au and David Knapfel have agreed that they will receive no compensation for their services until the business has a positive cash flow and is profitable. As a result, approximately 38% (13%) of the offering proceeds allocated to wages and salaries will be paid to our officers and directors.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been a approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

In addition, none of our officers, directors or employees are party to \ any employment agreements.

------------------------------------------------------------------------
                         SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------
                               Annual Compensation     Long-Term Comp.
                                             Other    Awards    Payouts
Name and                                     Annual
Position(s)             Year   Salary  Bonus  Comp.
------------------------------------------------------------------------
Evon Au                 2004    None   None   None      None      None
President, CEO

Au (Alicia) E-Mun       2004   $3766   None   None      None      None
Treasurer, CFO

David Knapfel           2004    None   None   None      None      None
Secretary

Evelyn Au               2004    None   None   None      None      None
Director-Subsidiary
------------------------------------------------------------------------


   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
   ==============================================================
The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address          No. of      No. of          Percentage
Beneficial                Shares      Shares         of Ownership
Owner                     Before      After        Before      After
                          Offering    Offering    Offering    Offering
                                                             Min. Max.
-----------------------   --------    ---------------------------------
Evon Au                   400,000     400,000       40%      18%    8%
14C Heritage Condominium
Sukhumvit Soi 8
Bangkok 10110 Thailand

Au (Alicia) E-Mun         200,000     200,000       20%       9%    4%
17 USJ 16/2P
Subang Jaya
Selangor 47630 Malaysia

David Knapfel             400,000     400,000       40%      18%    8%
17 USJ 16/2P
Subang Jaya
Selangor 47630 Malaysia
-----------------------------------------
All Officers and
Directors as a Group    1,000,000   1,000,000      100%      45%   20%

Future Sales by Existing Stockholders
-------------------------------------
A total of 1,000,000 shares have been issued to the existing stockholders, all of which are held by our officers and directors and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders
(after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholders do not have any existing plans to sell their shares at any time after this offering is complete.

                      DESCRIPTION OF SECURITIES
                      =========================
Common Stock
------------
Our authorized capital stock consists of 25,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting
---------------------
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 45% (21%) of our outstanding shares and the purchasers in this offering will own 55% (79%).

Cash Dividends
--------------
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                           INDEMNIFICATION
                           ===============
Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                      DESCRIPTION OF OUR BUSINESS
                      ---------------------------
General Information
-------------------
Thai One On, Inc. was incorporated in the State of Nevada on March 3, 2004. We were formed to engage in the restaurant business in Malaysia.
In March, 2004, we acquired 100% ownership in a privately-held company incorporated under the laws of Malaysia under the name of Chinadoll Inc. Sdn. Bhd. The corporation was formed in by Evon Au and Evelyn Au, sisters and officers and directors, to use for a private business, which they never started. Evon and Evelyn Au assigned all of their right, title and interest in and to the corporation to us at no cost. On March 30, 2004, the name of the corporation was changed from Chinadoll Inc. Sdn.Bhd. to Thai Pasta Enterprise Sdn. Bhd. and it is the entity which operates our restaurant in Malaysia (the wholly-owned Subsidiary).

On June 21, 2004, we opened our first restaurant in Taipan, Selangor, Malaysia. To date, business has been slow and we have generated only minimal revenues. In December 2003, we were issued an opinion by our auditors that raised substantial doubt about our ability to continue a going concern. Currently, our only assets are our cash in the bank, consisting of $5,000 in cash generated from the issuance of shares to our founders and the balance of proceeds from a $40,000 US bridge loan made by David Knapfel, an officer and director, and supplies purchased to open the first restaurant location. The terms of the loan state that it will be repaid in full within 12 months at no interest.
We intend to repay the loan in full from the proceeds of this offering.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we are registered as a foreign corporation doing business in Malaysia and are subject to the local laws of Malaysia governing investors ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Malaysian courts having jurisdiction without reexamination of the merits of the case.

Since all of our officers and directors, and certain experts named in this prospectus, reside outside the United States, substantially all or a portion of the assets of each are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised that, based on the political climate in Malaysia, there is doubt as to the enforceability of judgments obtained in U.S. Courts.

Overview of Proposed Operations
-------------------------------
Our intended business is to develop, own and operate theme restaurants called "Khanom Jeen". On June 21, 2004, we opened our first location in Taipan, Selangor, Malaysia. We are also planning to open additional restaurants as and when funds are available. These locations generally will be located within a one-hour drive of our initial operations center to be established at our first restaurant location in Taipan, Selangor. The approximate population of the target area is 4,190,000 people. All of our proposed restaurants will be located in high traffic locations such as shopping malls and densely populated settings. We intend to utilize a cluster strategy wherein we will attempt to find other restaurant locations that fall within a 20-25 mile radius of our initial location, which will act as a commissary, distributing basic ingredients and supplies to the other locations, thereby reducing delivery costs and allowing the bulk purchase of supplies at a lower cost. Once a second location is secured, we intend to lease a delivery vehicle to deliver supplies between our restaurants. The restaurants will offer modest pricing and catering to the local working and residential population, rather than be groomed as a tourist destination.

Once we have our initial locations in operation, we intend to assess our success to determine whether we will attempt to further expand our operations and introduce our concept to the North American market, targeting proven Asian centers such as San Francisco, Los
Angeles, Vancouver, Toronto, New York, Boston, and Chicago.

The Khanom Jeen Concept and Strategy
------------------------------------
Concept Development: Our theme will be to establish restaurants decorated to reflect life in Thailand. The themes in the locations will vary, incorporating different aspects of living in Thailand - i.e., the first restaurant will be designed around a river theme, incorporating water, bamboo, and lotus flowers, with the subsequent two restaurants incorporating a city theme and a rice paddy theme. The restaurants will be geared mainly toward lunch and dinner sittings, serving primarily noodle dishes and salads; however, a small breakfast menu will also be offered. The restaurants will emphasize fresh ingredients, affordable prices, consistent quality and an exotic, visually appealing atmosphere. The restaurants will seek to attract patrons who live and work nearby and on a repeat basis, who will be able to comfortably and efficiently enjoy a wide variety of fresh Thai dishes at affordable prices.

In identifying a potential market niche, we took into consideration the number of Malaysians who visit Thailand annually and the number of Thai restaurants in urban settings along with the frequency with which modestly priced consumer food services are utilized on a daily basis.
We believe that the appeal of a modestly priced unique alternative to local fast food and the exotic, appealing decor and fresh foods will be significant advantages in our attempts to penetrate this niche market.

Competitive Differentiation: We will be seeking to establish a niche in between local fast food restaurants and traditional Thai restaurants.
Our proposed restaurants will provide a menu offering fresh-cooked exotic foods, with quick service at affordable prices. We will seek to attract customers who are tired of standard local fast food and desire a quick, quality, modestly priced exotic meal. Our menu will not include items that require complicated preparation or lengthy cooking times, as do most current Thai food restaurants.

The Menu: The restaurant's decor notwithstanding, our primary focus will be on our food offerings, where we will seek to have high quality, fresh ingredients to attract customers and repeat business. The menu will consist of the following five main categories:

1. Khanom Jeen Noodles: The foundation of 80% of the menu. These noodles are commonplace in Thai cuisine. Made from rice flour and sometimes referred to as "Thai Spaghetti" they are often a substitute for rice in Thailand, but are a relatively new concept to Thai restaurants in Malaysia and North America. The noodles will be made fresh daily and will be served with a variety of Thai curries, salads and soups, specifically chosen for their unique flavors and not commonly found in Royal Thai cuisine (the type of dishes generally served at the majority of Thai themed restaurants). The average price in Malaysia for our entrees will be 11 Ringgit (approximately US $2.50).

2. Curries: The recipes used will reflect the Malay influence on southern Thai cuisine. These are not typically found in restaurants serving Royal Thai Cuisine and perfectly compliment the fresh rice noodles. The curries can be broken down into pastes that form the foundation of each dish. These pastes will be made in house for he security of the recipe as well as ease of production. The pastes can be stored for up to one month and distributed to our other locations to be recombined to make the finished dishes.

3. Tom Yum: Tom Yum is one of the most popular items on a Thai menu and is consumed more than any other dish by Malaysians. Our Tom Yum has been refined and will be recombined from a pre-made paste like the curries.

4. Other Dishes: We also intend to serve various fresh salads, as well as a few main dish alternatives for those who prefer not to have Khanom Jeen, and, of course, a variety of desserts.

5. Breakfast: We believe there is a market for the simplicity of toast and custard, which is a very popular meal in Malaysia, served with coffee in the morning. Therefore, we intend to initially offer this simple breakfast fare. The restaurants will provide set menus including main dishes, side dishes and desserts that will change weekly, along with promotions of unique street style foods on a monthly basis to introduce variety, but the menu will always remain lean and focused primarily on our Khanom Jeen products.

We do not initially intend to obtain a beer and wine license for any of our restaurants, but may reconsider in the future, if profitability is significantly affected by not serving alcoholic beverages.

Food Preparation and Delivery
-----------------------------
We believe that ease of food preparation and delivery will be an essential key to our success. While some restaurants require highly compensated and extensively trained chefs, the simple foods served at our restaurants will be prepared using a basic process that requires only minimal training time. This simplicity will allow all the menu items to be served with minimal preparation, while maintaining consistency, which is one of the most important aspects of any restaurant. We view this efficient and effective process as critical to our success.

Our soups, curry pastes, sauces and certain entrees will be prepared in our operations center for delivery to each location. The planned operations center will be capable of supplying all the currently proposed locations in Malaysia. We are currently in negotiations to lease an operation center, but have not yet finalized any terms or agreements.

Plan of Operation; Milestones
-----------------------------
The Khanom Jeen restaurant concept has been adapted for two versions requiring different space arrangements to allow flexibility in site selection and maximum market penetration. These versions include mall food court locations requiring 350-500 square feet; and, sit down restaurants requiring 1,500-1,700 square feet. We intend to establish our first restaurant location and once it is running and the public is familiar with the Khanom Jeen brand, and when funds allow, we intend to expand into other restaurant locations, as well as mall food courts. There is limited set up to food court locations, as the costs of furniture restrooms, kitchens, etc. are not required. The space rent in these locations is generally higher; however, it is easily offset by the volume of traffic generated in the mall. Promotion will be "piggy-backed" off the existing restaurants. Once the brand name and type of food is known, we feel customers will recognize it while eating in mall food courts and will choose our outlet. Furthermore, malls with food courts generally offer advertising in their various publications for tenants, which we would take advantage of, if affordable.

On April 30, 2004, we entered into a Tenancy Agreement with Na
Chuan Seng, an unrelated third party, to lease our first restaurant location at 29, Jalan USJ 10/1F, Subang Jaya, Selengor, Malaysia. The lease term is for a period of two years, commencing June 1, 2004, with a 2-year option to renew at prevailing market rates at the time of renewal. The monthly rent is 4,200 MYR (Malaysian Ringgit), or approximately US $1,100, plus utilities, with a free on-month renovation period. The space is approximately 1,700 square feet. We intend to maintain our operations center at this initial location.

Operations, Management and Employees
------------------------------------
Our ability to manage multiple locations will be central to our overall success. While our President and CEO has extensive restaurant and multi-location restaurant experience, we acknowledge that our management must include highly skilled personnel at all levels. At the individual location level, we will place specific emphasis on the position of general manager and will seek employees with significant restaurant experience and management expertise. The General Manager of each restaurant will report directly to the President and CEO. We will strive to maintain quality and consistency in each of our locations through the careful training and supervision of personnel and the establishment of, and adherence to, high standards relating to personnel performance, food and beverage preparation, and maintenance of our facilities. We believe that we will be able to attract high quality, experienced restaurant and retail management personnel by paying competitive wages and salaries. Staffing levels will vary according to the time of day and size of the restaurant, but, in general, we estimate each location will require between 8 and 25 employees.

All managers will be required to complete a training program, during which they will be instructed in areas such as food quality and preparation, customer service, preparation of our menu items and employee relations. An "Opening Team" will spend between 4 and 6 weeks at a new location training personnel. Management will strive to instill enthusiasm and dedication in its employees, regularly solicit employee suggestions concerning operations and will endeavor to be responsive to employee concerns. In addition, we intend to implement programs designed to recognize and reward employees for superior performance.

Marketing and Promotion
-----------------------
We may utilize a variety of marketing materials to inform the public about our restaurants. These may include:

1.    Word of Mouth/In-Store Marketing:

       -    Table tents

       -    Wall posters

       -    Outdoor marquee message changed weekly

       - Grand Opening celebrations - each new location will have an outdoor marquee and road sign announcing that something "new and exciting" is coming to the neighborhood. Once the shell of a new location is complete, we will begin mounting large banners announcing that it will open soon. At the grand opening, we will attach rows of pennants and pole lights to attract attention. All of this is low cost and generally proven to be highly successful in attracting new business.

       - Charity Parties - We intend to host both a VIP lunch and dinner before each Grand Opening to benefit local charities. This will serve the dual purpose of training our staff and introducing us to the community. The list of individuals/ charitable groups that will be invited will come from the local Chamber of Commerce. We will also choose one local charity to be the beneficiary of each event. All guests will receive an invitation for themselves and one other, to attend the event free-of-charge. All we will ask of each guest is that they make a donation to the hosting charity.

2.    Local Reward Marketing:

      - Free meal of the day after 10 visits to the restaurant-loyalty reward system

3.    Local Media:

      - Direct mail pieces containing interior pictures of the restaurant, menu pricing, an explanation of the concept and a map with directions.

      - Radio campaign, complete with live remotes in the parking lot. We will pick the three top local stations to broadcast a short, catchy ad. We will also sponsor radio call-in contests with free meal coupons as the prize and will trade complimentary dinners for radio time. We will also make presentations of our food to disc jockeys during live broadcasts to get their reactions broadcast to the listening audience.

      - Newspaper campaign, placing several large ads throughout the month to explain our concept to the local area.

Since opening our first location in June, business has been slow;
however, we have not yet begun our marketing. We have a newspaper article which scheduled to appear in the local newspaper the week of July 5th; are distributing flyers to the surrounding neighborhoods and offices; and are sending email and fax broadcasts announcing our new restaurant to local businesses.

Suppliers and Raw Materials
--------------------------------
All of our food and supplies are procured from local suppliers in Malaysia. Some of our main materials and suppliers are as follows:

F & N Coca Cola (M) Sdn Bhd           Cola products, sodas and waters

Seri Trading                          Thai Palm Sugar, Fish Sauces and
                                      Tiparos Vinegar

Guinness Anchor                       Beer products

Chempro Technology                    Soaps and detergents

Needpoint Sdn Bhd                     Paper products

There are many other suppliers of these and other products we use in the area of Malaysia where we conduct businesses. As a result, we do not expect any shortages of any of the supplies or raw materials we use in our restaurant business.

Patents and Trademarks
----------------------
We do not currently have any patent or trademark protection, but are looking into the cost and affordability of protecting the name Khanom Jeen as a trademark. If we determine it is feasible to file for such trademark protection, we still have no assurance that doing so will prevent competitors from using the same or similar names, marks, concepts or appearance.

Competition
-----------
The food service industry is intensely competitive with respect to food quality, concept, location, service and price. In addition, there are many well-established food service competitors in the areas we intend to do business, with substantially greater financial and other resources, including but not limited to established businesses and loyal customers. We believe that we will be competing with other full-service dine-in restaurants, take-out food service companies, fast-food restaurants, delicatessens, cafeteria-style buffets, and prepared food stores, as well as with supermarkets and convenience stores. Competitors include national, regional, and local restaurants, purveyors of carryout food, and convenience dining establishments.

Competition in the food service business is often affected by changes in consumer tastes, national, regional and local economic and real estate conditions, demographic trends, traffic patterns, the cost and availability of labor, purchasing power, availability of product and local competitive factors. We will attempt to manage or adapt to these factors, but realize that some or all of these factors could cause our proposed business plans to fail or revenues to be adversely affected.

Our pricing policy will be established by canvassing the area of other related diner-type operations, maintaining a pricing structure that is competitive after factoring in labor, food and operating cost for each location. We believe that our distinctive concept, attractive price-value relationship and quality of food and service will differentiate us from our competitors. While we believe that our restaurant is distinctive in design and operating concept, we are aware of restaurants that operate with similar, but not the same concepts and designs.

Government and Industry Regulation
----------------------------------
Restaurants are subject to licensing and regulation by state and local health, sanitation, safety, fire and other authorities and are also subject to state and local licensing and regulation of the sale of alcoholic beverages and food. Difficulties in obtaining or failure to obtain required licenses and approvals will result in delays in, or cancellation of, the opening of a restaurant. Food and alcoholic beverage licenses are also subject to suspension or non-renewal if the granting authority determines that the conduct of the holder does not meet the standards for initial grant or renewal. We have applied for and received a fire permit and a business license for our first restaurant; no other permits or licenses are required. We will comply with all relevant licensing and regulations applicable to the opening of each location.

Employees and Employment Agreements
-----------------------------------
At present, we have no employees other than our three officers and directors. Evon Au and Au E-Mun devote full time to our business operations and David Knapfel devotes part time. None of these officers and directors are presently compensated for their services and do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any officers, directors or employees.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
        =========================================================
 Since inception, we have incurred gross revenues of only $763 and net losses of $10,715.

The following table provides selected financial data about our Company for the period from March 3, 2004, the date of incorporation, through
 June 30, 2004. For detailed financial information, see the audited Financial Statements included in this prospectus.

                 Balance Sheet Data:.       6/30/04
                 ------------------         -------
                 Cash                  $     15,948
                 Total assets          $     38,545
                 Total liabilities     $     44,560
                 Shareholders' equity  $     (6,015)

 Since inception, we have incurred gross revenues of only $763 and net losses of $10,715.

Our estimated expenses for the next twelve months for operations are as outlined below:

Repayment of Loan (1)(2)                          $  40,000
Rent and Utilities                                    5,000
Wages and Salaries                                    5,000
Working Capital                                       5,000

(1) On April 28, 2004, we entered into a promissory note with David Knapfel, an officer and director, whereby Mr. Knapfel advanced us a total of $40,000 as a bridge loan to allow us to secure the lease and open our first restaurant. The loan is to be repaid in full within 12 months at no interest. We intend to repay the loan in full from the proceeds of this offering and have adjusted the Use of Proceeds to reflect the same.

To date, approximately $32,800 of the $40,000 bridge loan has been expended or is scheduled to be expended as follows:

               Rent and utilities                 $8,200
               Leasehold improvements              6,800
               Food, supplies and equipment       15,000
               Wages and salaries                  5,000
               Accounting and legal                2,500
               Advertising and marketing           2,500

We expect to spend the $7,200 balance of the bridge loan as follows:

               Rent and utilities                 $3,000
               Wages and salaries                  2,000
               Accounting and legal                1,200
               Advertising and marketing           1,000

                              26


If we raise the maximum amount in this offering or our theme restaurant concept is well received and we generate larger revenues than expected, we would be able to open additional restaurant locations sooner than expected. If we raise the maximum amount in this offering, we plan to expend the funds in the following manner within the next 12 months:

Repayment of Loan (1)(2)                          $  40,000
Rent and Utilities                                   58,500
Leasehold Improvements                                8,000
Food costs                                            5,000
Supplies                                              4,000
Equipment                                            15,000
Wages and Salaries                                   27,000
Accounting and Legal                                 10,000
Advertising and Marketing                             5,000
Delivery Expense (3)                                  2,500
Working Capital                                      10,000

In the event only minimum offering proceeds are received, we would be limited to opening only our first restaurant and could only expand operations when the maximum proceeds are raised, of which there is no assurance. Alternatively, we will plan to expand our operations to additional locations as and when funds become available, either through revenues or through bank loans or secondary financing. Our growth would be much slower and our officers and directors would be required, and is prepared, to increase the amount of time he will devote to the business in order to generate initial revenues There can be no assurances that such additional time will be sufficient or effective to market our first restaurant to generate the revenues to keep our business in operation.

Other than the shares offered by this prospectus no other source of capital has been has been identified or sought.

To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so.

Plan of Operation
-----------------
Proposed Milestones to Implement Business Operations
----------------------------------------------------
The following criteria for the milestones are based on estimates derived from research and marketing data accumulated by our directors. They are estimates only. The number of employees, amount of initial food and supplies, and the other projected milestones are approximations only and subject to adjustment based on our current costs and the needs.

1. We have completed the necessary leasehold improvements on our first restaurant and are now open for business. The improvements consisted of interior design, furniture, demolishing and building new interior walls for bathrooms and the kitchen. In addition, electrical and plumbing improvements were made and a storefront and signage were added to the building. The total cost of these leasehold improvements was $7,200. We have been working on the improvements since May 1, when we took possession of the premises. We purchased ovens, refrigerators, a coffee machine, sinks and shelving for a total of $10,000 US. Our hiring and training costs were minimal, as our first workers were hired by word of mouth. We currently have 4 waitresses and 4 kitchen staff in addition to the head chef.

2. Repeat process for an additional one to three restaurants upon receipt of the maximum proceeds, or any portion thereof.

Estimated cost - $60,000 -130,000

Initially, our advertising and marketing focus will be directed to areas where the costs are minimal, such as preparing and handing out flyers to local businesses and residences announcing our new restaurant and its unique features and competitive pricing. We also are planning to rely on the possibility of word-of-mouth advertising once we open and will strive to satisfy our customers. We believe that satisfied clients will bring more and repeat customers.

In the next 12 months, we do not intend to spend any substantial funds on research and development and do not intend to purchase any large equipment, other than small appliances, kitchen utensils and supplies for our restaurants.

                       DESCRIPTION OF PROPERTY
                       =======================
We do not currently own any property. We have entered into a Tenancy Agreement Chuan Seng, an unrelated third party, to lease restaurant space consisting of approximately 1700 sq. ft. in Taipan, Selangor, Malaysia. The lease term is for a period of two years, with a 2-year option to renew at competitive market rental rates at time of renewal. The monthly rental rate is approximately $1,100 U.S. The lease term commenced on June 1, 2004, with one month free rent to allow us to make the necessary leasehold improvements to conduct our business. We conduct all of our business operations from our restaurant location at 29, Jalan USJ 10/1F, Subang Jaya, Selangor, Malaysia.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ==============================================
In March 2004, a total of 1,000,000 shares were issued to our officers and directors in exchange for $.005 per share, or a total of $5,000 in cash.
In addition, Au E-Mun, Evon Au and Evelyn Au, officers and directors and founders of Chinadoll, Inc. Sdn. Bhd., a privately held Malaysian corporation which never conducted any business operations, assigned all of their right, title and interest in and to the Malaysian corporation to Thai One On, Inc. at no cost to us. The name of the Malaysian corporation was changed to Thai Pasta Enterprise Inc. and it is the wholly-owned subsidiary which operates our restaurants in Malaysia.

Evon Au, Au E-Mun and David Knapfel are the only officers, directors, promoters and affiliates of both our company and its wholly-owned subsidiary, Thai Pasta Enterprises, Inc. Evelyn Au, sister of Evon Au, is also a director of the subsidiary.

On April 28, 2004, we entered into a Promissory Note with David Knapfel, an officer and director, whereby Mr. Knapfel advanced us a bridge loan in the amount of $40,000 at no interest, with repayment due within one year. The bridge loan was used to enter into the lease for our first restaurant, make leasehold improvements to the property, purchase initial equipment, supplies and food, and to commence operations. We intend to repay the loan in full from the proceeds of this offering.

Since two of our officers and directors devote full time to our business and the third, Dave Knapfel, is not in a competing business, we do not currently have any conflicts of interest by or among our current officers and directors. We have not yet formulated a policy for handling conflicts of interest by our employees and/or management; however, we intend to do so before we open our first location. In addition, we intend to have each employee enter into an employment agreement which will disclose our employment policies, including a conflict of interest policy.

          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
          ========================================================
No public market currently exists for shares of our common stock.
Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Penny Stock Rules
-----------------
The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

- - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- - contains a toll-free telephone number for inquiries on disciplinary actions;

- - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

   -     the bid and offer quotations for the penny stock;
   - the compensation of the broker-dealer and its salesperson in the transaction;

   - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
   - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M
----------------
Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress.
A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the Shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

Reports
-------
We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent
--------------------
The stock transfer agent for our securities is Holladay Stock Transfer, 2939 N. 67th Place, Scottsdale, Arizona 85251, telephone (480) 481-3940.

                       EXPERTS AND LEGAL COUNSEL
                       =========================
Our consolidated financial statement for the period from inception to March 31, 2004, included in this prospectus have been audited by Esther Yap & Co., independent certified public accountants in Kuala Lumpur, Malaysia. We include the financial statements in reliance on the report of Esther Yap & Co., given upon their authority as experts in accounting and auditing.

The law offices of Robert C. Weaver, Jr., Esq., of San Diego, California has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.


                         AVAILABLE  INFORMATION
                         ======================
We have filed this prospectus on Form SB-2, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.
Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-KSB, 10-QSB and 8-KSB, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this prospectus and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.


                           FINANCIAL  STATEMENTS
                           =====================
Our fiscal year end is December 31. We intend to provide audited financial statements to our stockholders on an annual basis, prepared by an Independent Certified Public Accountant, in our annual reports. Our audited financial statement for the period from inception to
 June 30, 2004,  immediately follow.

                        Thai One On, Inc. and Subsidiary

                        Consolidated Financial Statements

                               June 30, 2004

                                (Unaudited)

                       Thai One On, Inc. and Subsidiary
                       (A Development Stage Enterprise)
                         Consolidated Balance Sheet
                           As of June 30, 2004
                              (Unaudited)

                                ASSETS
                                ------
                                                        June 30
                                                           2004
                                                       --------
                                                      (Audited)

Plant and Equipment                                    $ 19,972

Current Assets
--------------
Cash at Bank                                           $ 15,948
Deposit and Prepayment                                    2,625
                                                       --------
 Total Current Assets                                    18,573
                                                       --------
 Total Assets                                          $ 38,545
                                                       ========
                            LIABILITIES
                            -----------
Current Liabilities
-------------------
Accrued Expenses                                      $   4,270
Due to Director                                          40,290
                                                       --------
 Total Current Liabilities                               44,560
                                                       --------
 Total Liabilities                                       44,560
                                                       ========
                        STOCKHOLDERS' EQUITY
                        --------------------
Common Stock
 25,000,000 authorized, par value $.001
  1,000,000 shares issues and outstanding             $   1,000

Additional Paid-In-Capital                                4,000

Deficit accumulated during the
Development Period                                      (11,015)
                                                        --------
 Total Stockholders' Equity                             $(6,015)
                                                        --------
 Total Liabilities and
 Stockholders' Equity                                   $38,545
                                                        ========

        See accompanying notes to Financial Statements.

                                   2





                                  33



                       Thai One On, Inc. and Subsidiary
                       (A Development Stage Enterprise)
                     Consolidated Statement of Operations
                                 (Unaudited)
                                                 From Inception
                                 For Three       (March 3, 2004)
                              Months Ended                   to
                                   June 30              June 30
                                      2004                 2004
                              ------------             -------
Revenues:
---------
Revenues                       $     763              $     763
Less: Cost of Sale                  (650)                  (650)
                               ---------              ---------
 Total Revenues                $     113              $     113

Expenses:
---------
Bank Charges                   $       9              $       9
Credit Card Charges                    2                      2
Credit Card Machine Rental            26                     26
Depreciation                         192                    192
Hostel Rental                        224                    224
Medical Fees                          26                     26
Pre-operating expenses             6,892                  6,892
Printing and Stationery              328                    328
Professional Fees                                           600
Promotions Expenses                1,035                  1,035
Salaries                           1,566                  1,566
Staff Recruitment Fees                27                     27
Training                              26                     26
Travelling                            49                     49
Uniforms                              49                     49
Upkeep of Kitchen                     77                     77
                               ---------             ----------
 Total Expenses                $  10,828             $   11,128
                               ---------             ----------
 Net Loss from Operations      $ (10,715)            $  (11,015)

Other Income and Expenses:
-------------------------
Loss from Currency Transactions        -                      -
                               ---------             ----------
 Net Loss before Taxes         $ (10,715)            $  (11,015)

Provision for Income Taxes:
--------------------------
Income Tax Benefit             $       -             $        -
 Net Income (Loss)               (10,715)               (11,015)
                               =========             ==========
Basic and Diluted Earnings
Per Common Share               $   (0.01)            $    (0.01)
                               ---------             ----------
Weighted Average Number of
Common Shares used in per
share calculations             1,000,000              1,000,000
                               =========              =========

           See accompanying notes to Financial Statements.

                                   3

                                  34

                      Thai One On, Inc. and Subsidiary
                       (A Development Stage Enterprise)
                Consolidated Statement of Stockholders' Equity
                              (Unaudited)


                                                       Deficit
                                                     Accumulated
                                                     During the
                                  $0.001    Paid-In  Development Stockholders'
                         Shares   Par Value Capital     Stage      Equity
                         --------- -------- --------  ---------- ------------
Balance, March 3, 2004           - $      - $      -  $        - $         -

March 3, 2004
Stock Issued for Cash    1,000,000    1,000    4,000           -       5,000

Net Income (Loss)                                       (11,015)     (11,015)
                         --------- -------- --------  ---------- -----------
Balance,
June 30,2004             1,000,000    1,000    4,000    (11,015)      (6,015)
                         ========= ======== ========  ========== ============




























               See accompanying notes to Financial Statements.


                                      4






                                     35



                       Thai One On, Inc. and Subsidiary
                       (A Development Stage Enterprise)
                     Consolidated Statement of Cash Flows
                               (Unaudited)
                                                    From Inception
                                    For Three       (March 3, 2004)
                                 Months Ended                   to
                                      June 30              June 30
                                         2004                 2004
                                 ------------       --------------
Cash Flows from Operating
Activities:
-------------------------
Net Income (Loss)                   $(10,715)          $ (11,015)
  Adjustment for: Depreciation           192                 192
                                    --------           ---------
Operating loss before working
capital changes                      (10,523)            (10,823)
Accounts Receivables                  (2,625)             (2,625)
Accounts Payable                       3,970               4,270
Due to Director                       40,290              40,290
                                    --------           ---------
Net Cash Provided from
Operating Activities                $ 31,112           $  31,112
                                    --------           ---------
Cash Flows from Investing Activities:
-------------------------------------
Purchase of equipment               $(20,164)          $ (20,164)
                                    --------           ---------
Net Cash Used in Investing
Activities                          $(20,164)          $ (20,164)
                                    --------           ---------
Cash Flows from Financing Activities:
-------------------------------------
Sales of Common Stock               $      -           $   5,000
                                    --------           ---------
Net Cash Provided from
Financing Activities                $      -           $   5,000
                                    --------           ---------
Net Increase in Cash                $ 10,948           $  15,948
                                    --------           ---------
Cash Balance, Begin Period          $  5,000           $       -
                                    --------           ---------
Cash Balance, End Period            $ 15,948           $  15,948
                                    ========           =========
Supplemental Disclosures:
 Cash Paid for interest                                $     -
 Cash Paid for income taxes                            $     -


        See accompanying notes to Financial Statements.

                               5

                    THAI ONE ON, INC. AND SUBSIDIARY
                     NOTES TO FINANCIAL STATEMENTS

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
====================================================
Organization
------------
Thai One On, Inc. ("the Company") was incorporated under the laws of the State of Nevada on March 3, 2004 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The Company has a total of 25,000,000 authorized shares with a par value of $.001 per share and with 1,000,000 shares issued and outstanding as of June 30, 2004. The Company is in its development stage and has little or no operating revenues or expenses.

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary, Chinadoll Inc. Sdn. Bhd.

Financial Statement Presentation
--------------------------------
The consolidated unaudited interim financial statements of the Company as of June 30, 2004 and for the three months ended June 30, 2004, included herein have been prepared in accordance with the instructions for Form 10QSB under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X under the Securities Act of 1933, as amended. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim consolidated financial statements.

In the opinion of management, the accompanying consolidated unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 2004, and the results of their operations for the three months ended June 30, 2004, and the period from inception (March 3, 2004) to June 30, 2004, and their cash flows for the three months ended June 30, 2004, and the period from inception (March 3, 2004) to June 30, 2004.

The results of operations for such periods are not necessarily indicative of results expected for the full year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of March 31, 2004 and related notes included in the Company's Form SB-2 filed with the Securities and Exchange Commission.

Development Stage Enterprise
-----------------------------
The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have commenced during the period and revenue has been reported in the Statement of Operations.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)
==========================================================
Accounting Method
-----------------
The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Consolidation
-------------
The consolidated financial statements include the financial statements of the Company and it's wholly owned Subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

Revenue Recognition
-------------------
Restaurant Operator
-------------------
Revenue is recognized at the time that products are delivered and accepted by customers.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid debt instruments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents consist of checking accounts and money market funds.

Inventory
---------
Inventory consists of food and beverages valued at the lower of cost or market value. Cost is being determined using the first-in/first-out basis.

Depreciation
------------
Depreciation of machinery and equipment, furniture and fixtures is computed on the straight-line method at rates adequate to allocate the cost of applicable assets over their expected useful lives.

Federal Income Tax
------------------
The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)
===========================================================

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation
----------------------------
The Company has adopted Financial Accounting Standard No. 52. Assets and liabilities of operations in foreign countries are translated into U.S. dollars using both the exchange rate in effect at the balance sheet date or historical rate, as applicable. Results of operations are translated using the average exchange rates prevailing throughout the period. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S.
dollars are included in stockholders' equity (Accumulated other comprehensive loss), while gains and losses resulting from foreign currency transactions are included in operations.

Earnings per Common Share
-------------------------
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Fair Value of Financial Instruments
-----------------------------------
The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and payable, accrued and other current liabilities and current maturities of long-term debt approximate fair value due to their short maturity.

NOTE 2: PLANT AND EQUIPMENT
===========================
Plant and equipment at June 30, 2004 consists of the following:

    			                   Estimate Useful Lives
                                          ---------------------
Computers                   $    789           5 years
Furniture and fixtures	     $  7,010          10 years
Utensils                    $    512           2 years
Kitchen equipment           $  5,994          10 years
Renovation                  $  5,859          10 years
                            --------
                            $ 20,164
Less:
Accumulated depreciation    $   (192)
                            --------
Plant and equipment, net    $ 19,972
                            --------

Depreciation expense for the period ended June 30, 2004 was $192.

NOTE 3: DUE TO DIRECTORS
========================
Due to directors represents expenses paid on behalf of the Company by the directors, yet to be reimbursed by the Company. These amounts are non-interest bearing and have no definite repayment terms.

NOTE 4: COMMON STOCK
====================
A total of 1,000,000 shares of stock were issued pursuant to a stock subscription agreement for $0.005 per share for a total of $5,000 to the original officers and directors on March 3, 2004.

NOTE 5: RELATED PARTIES
=======================
The Organization has no significant related party transactions and/or relationships with any individuals or entities.


NOTE 6  -  SUBSEQUENT EVENTS
============================
There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

                   Thai One On, Inc. and Subsidiary

                   Consolidated Financial Statements

                           March 31, 2004

                              Audited



















Esther Yap & Co. [AF1255]
Chartered Accountants
Suite B-13A-6, Megan Avenue II
12, Jalan Yap Kwan Seng
50450 Kuala Lumpur, Malaysia

                       ESTHER YAP & CO. (AF1255)
                       Chartered Accountants (M)
                  Suite B-13A-6, Megan Avenue II,12
                         Jalan Yap Kwan Seng
                    50450 KUALA LUMPUR, MALAYSIA
    Tel: +60(3) 2163-6112/ 2163-8112      Fax: +60(3) 2162-9288
                    Email: esther_yap@time.net.my

                      Member:  Malaysian Institute of Accountants
                               The Malaysian Institute of CPA's

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Thai One On, Inc. and
Subsidiary

We have audited the accompanying consolidated balance sheet of Thai One On, Inc. and Subsidiary as of March 31, 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for the period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Thai One On, Inc. and Subsidiary as of March 31, 2004, and the results of their operations and their cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

These consolidated financial statements have been prepared assuming that the Companies will require an infusion of capital to sustain themselves. This requirement for additional capital raises substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Esther Yap & Co.
Chartered Accountants
Kuala Lumpur, Malaysia
 April 20, 2004
                                   1

                       Thai One On, Inc. and Subsidiary
                       (A Development Stage Enterprise)
                         Consolidated Balance Sheet
                           As of March 31, 2004

                                ASSETS
                                ------
                                                       March 31
                                                           2004
                                                       --------
                                                      (Audited)
Current Assets
- --------------
Cash                                                   $  5,000
                                                       --------
 Total Current Assets                                     5,000
                                                       --------
 Total Assets                                          $  5,000
                                                       ========
                            LIABILITIES
                            -----------
Current Liabilities
- -------------------
Professional fee payable                               $    300
                                                       --------
 Total Current Liabilities                                  300
                                                       --------
 Total Liabilities                                          300

                        STOCKHOLDERS' EQUITY
                        --------------------
Common Stock
 25,000,000 authorized,par value $.001
1,000,000  shares issues and outstanding              $   1,000

Additional Paid-In-Capital                                4,000

Deficit accumulated during the
Development Period                                         (300)
                                                        --------
 Total Stockholders' Equity                             $ 4,700
                                                        --------
 Total Liabilities and
 Stockholders' Equity                                   $ 5,000
                                                        ========

        See accompanying notes to Financial Statements.

                                   2







                                  43










                       Thai One On, Inc. and Subsidiary
                       (A Development Stage Enterprise)
                     Consolidated Statement of Operations

                                                 From Inception
                                                 (March 3, 2004)
                                                             to
                                                       March 31
                                                           2004
                                                       --------
                                                      (Audited)
Revenues:
- ---------
Revenues                                                      -
                                                      ---------
 Total Revenues                                       $       -

Expenses:
- ---------
Bank Charges                                                  -
Filing Fees                                                   -
Professional Fees                                           300
Rent and Utilities                                            -
                                                       --------
 Total Expenses                                             300
                                                       --------
 Net Loss from Operations                                  (300)

Provision for Income Taxes:
- ---------------------------
Income Tax Benefit                                            -
 Net Income (Loss)                                     $   (300)
                                                       =========
Basic and Diluted
Earnings Per
Common Share                                           $  (0.00)
                                                       ---------
Weighted Average
number of Common
Shares used in per
share calculations                                    1,000,000
                                                      =========



           See accompanying notes to Financial Statements.


                                   3




                                  44













                      Thai One On, Inc. and Subsidiary
                       (A Development Stage Enterprise)
                Consolidated Statement of Stockholders' Equity



                                                       Deficit
                                                     Accumulated
                                                     During the
                                  $0.001    Paid-In  Development Stockholders'
                         Shares   Par Value Capital     Stage      Equity
                         --------- -------- --------  ---------- ------------
Balance, March 3, 2004           - $      - $      -  $        - $         -

March 3, 2004
Stock Issued for Cash    1,000,000    1,000    4,000           -       5,000

Net Income (Loss)                                          (300)        (300)
                         --------- -------- --------  ---------- -----------
Balance,
March 31,2004            1,000,000    1,000    4,000       (300)    4,700
                         ========= ======== ========  ========== ============
















               See accompanying notes to Financial Statements.


                                      4










                                     45










                       Thai One On, Inc. and Subsidiary
                       (A Development Stage Enterprise)
                     Consolidated Statement of Operations

                                                 From Inception
                                                 (March 3, 2004)
                                                             to
                                                       March 31
                                                           2004
                                                       --------
                                                      (Audited)
Cash Flows from Operating Activities:
- -------------------------------------
Net Income (Loss)                                      $  (300)
Accounts Payable                                           300
                                                       -------
Net Cash Provided from
Operating Activities                                   $     -

Cash Flows from Investing Activities:
- -------------------------------------
Acquisition of Subsidiary                              $     -
                                                       -------
Net Cash Used in Investing Activities                  $     -
                                                       -------
Cash Flows from Financing Activities:
- -------------------------------------
Sales of Common Stock                                  $ 5,000
                                                       --------
Net Cash Provided from
Financing Activities                                   $ 5,000)
                                                       --------
Net Increase in Cash                                   $ 5,000

Cash Balance, Begin Period                             $     -
                                                       -------
Cash Balance, End Period                               $ 5,000
                                                       =======
Supplemental Disclosures:
 Cash Paid for interest                                $     -
 Cash Paid for income taxes                            $     -


        See accompanying notes to Financial Statements.


                                5

                    THAI ONE ON, INC. AND SUBSIDIARY
                     NOTES TO FINANCIAL STATEMENTS

NOTE 1 -  Description of Business, and Basis of Presentation
============================================================
Organization and Principal Business Activity
- --------------------------------------------
Thai One On, Inc. ("the Company") was incorporated under the laws of the State of Nevada on March 3, 2004 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The Company has a total of 25,000,000 authorized shares with a par value of $.001 per share and with 1,000,000 shares issued and outstanding as of March 31, 2004. The Company's year end for accounting purposes will be December 31.

In March, 2004, the Company invested $5,000 to acquire 100% ownership in a company incorporated under the laws of Malaysia under the name of Chinadoll Inc. Sdn. Bhd. (the Subsidiary). The subsidiary is in the process of changing its name from Chinadoll Inc. Sdn. Bhd.
("the Subsidiary") to Thai Pasta Enterprise Sdn. Bhd. The Subsidiary is to be principally involved as a restaurant operator in Malaysia. Since inception, the Subsidiary has had no operations and activities and there have been no revenue from restaurant operations.

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary, Chinadoll Inc. Sdn. Bhd.

Common Stock
- ------------
A total of 1,000,000 shares of stock were issued pursuant to a stock subscription agreement for $0.01 per share for a total of $5,000 to the original officers and directors on March 3, 2004.

Development Stage Enterprise
- -----------------------------
The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

NOTE 2 -  Summary of Significant Accounting Policies
====================================================
Accounting Method
- -----------------
The Company's financial statements are prepared using te accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Summary of Significant Accounting Policies (con't)
==================================================
Consolidation
-------------
The consolidated financial statements include the financial statements of the Company and it's wholly owned Subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

Federal Income Tax
------------------
The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation
----------------------------
The Company has adopted Financial Accounting Standard No. 52. Assets and liabilities of operations in foreign countries are translated into U.S. dollars using both the exchange rate in effect at the balance sheet date or historical rate, as applicable. Results of operations are translated using the average exchange rates prevailing throughout the period. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S.
dollars are included in stockholders' equity (Accumulated other comprehensive loss), while gains and losses resulting from foreign currency transactions are included in operations.

Earnings per Common Share
-------------------------
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)
============================================
Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid debt instruments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents consist of checking accounts and money market funds.

Fair Value of Financial Instruments
-----------------------------------
The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and payable, accrued and other current liabilities and current maturities of long-term debt approximate fair value due to their short maturity.

RECENT ACCOUNTING PRONOUNCEMENTS
================================
In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company does not expect that there will be a material impact from the adoption of SFAS No. 143 on its financial position, results of operations, or cash flows.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. It supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of", and the accounting and reporting provisions of Accounting Principles Board Statement ("APB") 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business. The Company is required to adopt SFAS No. 144 on October 1, 2002. The Company does not expect that the adoption of SFAS No. 144 will have a material effect on its financial position, results of operations or cash flows.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 145 requires the classification of gains and losses from extinguishments of debt as extraordinary items only if they meet certain criteria for such classification in APB No. 30, "Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions".

Any gain or loss on extinguishments of debt classified as an extraordinary item in prior periods that does not meet the criteria must be reclassified to other income or expense. These provisions are effective for fiscal years beginning after May 15, 2002. Additionally, SFAS No. 145 requires sale-leaseback accounting for certain lease modifications that have economic effects similar to
sale-leaseback   transactions.   These lease provisions   are
effective for transactions occurring after May 15, 2002. The Company does not expect the adoption of SFAS No. 145 to have a material effect on its financial position, results of operations or cash flows.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 replaces "Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after March 31, 2004. The Company does not expect the adoption of SFAS No. 146 to have a material effect on its financial position, results of operations or cash flows.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (" FIN 45"). FIN 45 requires a Company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002. Adoption of the disclosure requirements are effective for interim and annual periods ending after December 15, 2002. The Company does not expect the adoption of FIN 45 to have an impact on its consolidated financial position or results of operations.

On December 31, 2002, the FASB issued SFAS No. 148 ("SFAS 148"), Accounting for Stock-Based Compensation - Transition and Disclosure. SFAS 148 amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to SFAS 123's fair value method of accounting for stock-based employee compensation.
SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While the statement does not amend SFAS 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value

Recent Accounting Pronouncements (con't)
=======================================
method of SFAS 123, or the intrinsic value method of APB Opinion 25. The Company will continue to account for stock-based compensation according to APB Opinion 25, while its adoption of SFAS 148 requires the Company to provide prominent disclosures about the effect of SFAS 123 on reported income and will require the Company to disclose these effects in the interim financial statements commencing with the quarter ending March 31, 2003. The Company does not expect the adoption of SFAS 148 to have a significant impact on its consolidated financial position or results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, and an Interpretation of ARB No. 51 ("FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company does not expect the adoption of FIN 46 to have an impact on its consolidated financial position or results of operations.

In April 2003, the FASB issued SFAS 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends certain portions of SFAS 133 and is effective for all contracts entered into or modified after June 30, 2003 on a prospective basis. SFAS 149 is not expected to have a material effect on the results of operations or financial position of the Company since the Company currently has no derivatives or hedging contracts.

In June 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilitiesand equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS 150 is not expected to have an effect on the Company's financial position.

NOTE 4  -  INCOME TAXES
======================
Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

NOTE 5  -  Going Concern
=======================
The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs that raise substantial doubt about its ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free to insure that the Company has enough operating capital over the next twelve months.

NOTE 6  -  SUBSEQUENT EVENTS
========================
There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
           ------------------------------------------------

Item 24.   Indemnification of directors and officers.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.


Item 25.   Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

          Legal and consulting fees  $  4,000 (1)
          Accounting                      500
          Transfer Agent fees             400
          Printing of Prospectus          100
                                    ----------
TOTAL                                $  5,000

(1) We may engage the services of consultants to assist us in the future either in securing additional restaurant locations and/or mall food court space; however, at this time, no consulting services have been engaged or are planned.

To date, we have incurred an accounts payable to our accountant for fees charged to prepare our initial audit. We don't intend to incur any other expenses unless and until we complete this offering and fully commence our business plans.

Item 26.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 3, 2004, 1,000,000 shares of common stock were issued to the officers and directors of Thai One On, Inc., as founders' shares, in exchange for $5,000, or $.005 per share, in. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoters of the company, bear a restrictive legend and were issued to non-US residents.

Item 27.   Exhibits.

The following exhibits marked with an asterisk and required to be filed as a part of this Prospectus, are incorporated herein by reference to our original Form SB-2 registration statement, filed on May 24, 2004 and can be found in their entirety on the Securities and Exchange Commission website (www.sec.gov) under our file number 333-115776 :

          Exhibit
          Number         Description
           3.1   *       Articles of Incorporation
           3.2   *       Bylaws
           5.1   *       Opinion re: Legality
           23.1          Consent of Independent Auditors
           99.1	 *       Consent of Counsel (See Exhibit 5.1)
           99.2	 *       Promissory Note
           99.3	         Lease/Tenancy Agreement
           99.4  *       Subscription Agreement

Item 28.   Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts which, individually
	or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)	Include any additional or changed material information
        on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

        (d) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

        (e) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

       (f)  The undersigned Registrant hereby undertakes that:

(1)	For determining any liability under the Securities Act,
	it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)	For determining any liability under the Securities Act,
        treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.
        relating to the securities offered

                             SIGNATURES
                             ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this prospectus to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bangkok, Country of Thailand.




September 12, 2004               Thai One On, Inc., Registrant

                                 By: /s/ Evon Au
                                 -----------------------------------------
                                 Evon Au, President, CEO and Chairman of
                                 the Board of Directors

September 12, 2004               By: /s/ Au E-Mun
                                 -----------------------------------------
                                 Au E-Mun, Treasurer, Chief Financial
                                 Officer, Principal Accounting Officer
                                 and Director

September 12, 2004               By: /s/ David Knapfel
                                 -----------------------------------------
                                 David Knapfel, Secretary and Director